UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2013
Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500
Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 5, 2013, the independent members of the Board of Directors of Universal Technical Institute, Inc. (the "Company") awarded restricted stock units to certain employees of the Company, including the chief executive officer and certain of the other named executive officers, under the Company's 2003 Incentive Compensation Plan, as amended (the "Plan"). The restricted stock units awarded will be paid promptly after vesting in the form of shares of the Company's common stock, and the awards will vest in four equal annual installments, on each anniversary of the grant date. Awards are subject to transfer restrictions and recipients will not have voting, dividend or other stockholder rights until stock is issued upon vesting. Vesting of each tranche of awards is subject to continued employment with or service to the Company or a subsidiary through the applicable vesting date, except that the awards vest upon death, disability and terminations of employment or service without cause or for good reason within one year after a change in control (as defined in the Plan and award agreements) and except as determined pursuant to the Plan. The following table sets forth the number of restricted stock units awarded to the Company's named executive officers:

Name	Number of Restricted Stock Units Granted
Kimberly J. McWaters	84,926
Eugene S. Putnam, Jr.	50,956
Kenneth J. Cranston	16,986
Chad A. Freed	16,986

The form of the Company's restricted stock unit agreement on which these awards were made was approved on the same date and is filed herewith as Exhibit 10.1. The summary of terms herein is qualified in its entirety by reference to such agreement and to the Plan, which has previously been filed by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

September 11, 2013	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Senior Vice President of Business Development

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement.